SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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FRANKLIN TEMPLETON ETF TRUST

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FRANKLIN SUSTAINABLE INTERNATIONAL EQUITY ETF

A SERIES OF FRANKLIN TEMPLETON ETF TRUST

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin Sustainable International Equity ETF (the “Fund”), a series of Franklin Templeton ETF Trust

(the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/w5t5zkg7ll/mcse_stmt.

The Information Statement describes a recent change involving the investment management of the Fund. Franklin Advisers, Inc. (“FAV”) currently serves as the investment manager to the Fund. The Board of Trustees (the “Board”) has authorized the Fund to operate in a “manager of managers” structure whereby FAV is permitted to appoint and replace both affiliated and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board. The use of the manager of managers structure is subject to certain conditions set forth in exemptive relief issued by the U.S. Securities and Exchange Commission (“SEC”) and no-action letter guidance issued by the SEC staff as applicable. Under the manager of managers structure, FAV, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. On May 21, 2025, the Board, on behalf of the Fund, approved: (i) the termination of the existing sub-advisory agreement between FAV and Martin Currie Inc. (“Martin Currie”), (ii) the appointment of Franklin Templeton Investment Management Limited (“FTIML”) to replace Martin Currie as sub-advisor to the Fund and (iii) a new sub-advisory agreement between FAV and FTIML, effective July 12, 2025, pursuant to which FTIML supports FAV in providing investment advice to the Fund. FAV is a wholly owned subsidiary of Franklin Resources, Inc. (“FRI”) and Martin Currie and FTIML are indirect, wholly owned subsidiaries of FRI.

A more detailed description of FTIML and its investment operations, information about the new sub-advisory agreement with FTIML, and the reasons the Board approved the appointment of FTIML as sub-advisor to the Fund, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about October 10, 2025, to shareholders of record of the Fund as of October 3, 2025. Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of the Notice of Internet Availability of Information Statement and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer. The Information Statement will be available online until at least 90 days after its mailing to shareholders. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FRANKLIN SUSTAINABLE INTERNATIONAL EQUITY ETF

A SERIES OF FRANKLIN TEMPLETON ETF TRUST

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Franklin Sustainable International Equity ETF (the “Fund”), a series of Franklin Templeton ETF Trust (the “Trust”). At a meeting held on May 21, 2025 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved: (i) the termination of the existing sub-advisory agreement between Franklin Advisers, Inc. (“FAV”), the Fund’s investment manager, and Martin Currie Inc. (“Martin Currie”), the Fund’s existing sub-advisor, (ii) the appointment of Franklin Templeton Investment Management Limited (“FTIML”) to replace Martin Currie as sub-advisor to the Fund and (iii) a new sub-advisory agreement between FAV and FTIML, effective July 12, 2025, pursuant to which FTIML supports FAV in providing investment advice to the Fund. FAV has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. Pursuant to exemptive relief granted by the U.S. Securities and Exchange Commission (the “SEC”), FAV is permitted to appoint and replace both affiliated and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Structure”).

This Information Statement is being made available via the internet beginning on or about October 10, 2025 to all shareholders of record of the Fund as of October 3, 2025 (the “Record Date”). The Information Statement will be available online at https://franklintempletonprod.widen.net/s/w5t5zkg7ll/mcse_stmt until at least 90 days after its mailing to shareholders. A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund. The Board, upon the recommendation of FAV, has approved a new sub-advisory agreement between FAV and FTIML (the “New Sub-Advisory Agreement”) to replace the Fund’s existing sub-advisory agreement between FAV and Martin Currie (the “Existing Sub-Advisory Agreement”). FAV is a wholly owned subsidiary of Franklin Resources, Inc. (“FRI”) and Martin Currie and FTIML are indirect, wholly owned subsidiaries of FRI. This Information Statement provides details regarding FTIML, the New Sub-Advisory Agreement and the reasons the Board approved the appointment of FTIML as the new sub-advisor to the Fund to replace Martin Currie.

What is the Manager of Managers Structure?

The Board has authorized the Fund to operate in a Manager of Managers Structure pursuant to exemptive relief issued by the SEC. Under the Manager of Managers Structure, FAV has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. FAV also, subject to the review and oversight of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisor(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review and oversight by the Board, FAV will allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors, and will monitor and evaluate each sub-advisor’s performance.

Pursuant to the exemptive order granted to FAV by the SEC (the “Order”), FAV is permitted to terminate the Existing Sub-Advisory Agreement and replace it by entering into another sub-advisory agreement on behalf of the Fund with a sub-adviser that is a direct or indirect wholly owned subsidiary of FRI without shareholder approval, subject to Board approval and compliance with certain conditions as set forth in the Order.

The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions that are set forth in SEC exemptive relief and no-action letter guidance issued by the SEC staff as applicable. One condition is that the Fund, by providing this Information Statement, must inform shareholders of the hiring of any new sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF FTIML AS THE SUB-ADVISOR TO THE FUND

Why was FTIML appointed as the New Sub-Advisor?

In July 2025, Martin Currie underwent an organizational restructuring which included, among other changes, the transition of Martin Currie’s Global Long-Term Unconstrained Investment Team (which includes all members of the Fund’s portfolio management team) to be aligned with Franklin Templeton’s Franklin Equity Group investment team and operate under FTIML. In connection with the transition, the Fund’s portfolio management team became employees of FTIML and the Martin Currie brand retired upon the completion of its restructuring. As a result, FAV recommended, and the Board approved, the appointment of FTIML as the sub-advisor to the Fund to replace Martin Currie and to enable the Fund’s portfolio management team to remain unchanged following the transition in their employment from Martin Currie to FTIML.

Has the addition of FTIML increased the Fund’s fees and expenses?

No. The addition of FTIML as the sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund’s shareholders, because the fees paid by FAV to FTIML are deducted from the fees paid by the Fund to FAV. The addition of FTIML as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

INFORMATION ABOUT FTIML

FTIML is an SEC registered investment adviser located at Cannon Place, 78 Cannon Street, London, England EC4N 6HL, United Kingdom. FTIML’s principal place of business is in Scotland. Together, FTIML and its affiliates manage, as of August 31, 2025, approximately $1.64 in assets and have been in the investment management business since 1947. FTIML is an indirect, wholly owned subsidiary of FRI. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403- 1906. The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 19% and 20%, respectively, of its outstanding shares as of August 31, 2025. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by two private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The names and principal occupations of the principal executive officers of FTIML, as of the Record Date, are set forth below. The business address of each person is 8 Cannon Street, London, England EC4N 6HL, United Kingdom.

Name Title

Nigel J. Anderson Director

Andrew Ashton Director

Aaron Kirby Director

Gwen Shaneyfelt Director

Euan Wilson Director

Nathan James Douglas Compliance Officer

Holly Jane Gurluk Money Laundering Reporting Officer

Exhibit A lists other U.S. registered investment companies that FTIML manages or sub-advises with investment objectives and strategies similar to the Fund. Exhibit A also sets forth information about these U.S. registered investment companies, the investment management or sub-advisory fees received by FTIML, the net assets of each investment company, and whether FTIML has waived, reduced, or otherwise agreed to reduce its compensation under its applicable investment advisory or sub-advisory contract.

MATERIAL TERMS OF THE NEW SUB-ADVISORY AGREEMENT

Below is a summary of the material terms of the New Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the New Sub-Advisory Agreement, a copy of which is attached as Exhibit B. The terms and conditions of the New Sub-Advisory Agreement are substantially similar to the terms and conditions of the Existing Sub-Advisory Agreement as well as the terms and conditions of sub-advisory agreements previously approved by the Board for other series of the Trust with a sub-adviser providing discretionary investment advisory services.

Services. Subject to the overall policies, direction and review of the Board and to the instructions and supervision of FAV, FTIML provides investment advisory, research, advice, management and supervision services and furnishes a continuous investment program for the assets of the Fund allocated to FTIML (the “Allocated Assets”) and performs such other functions of investment management and supervision as may be directed by the Board. FTIML exercises voting rights, right to consent to corporate action and any other rights pertaining to the Allocated Assets, subject to such direction as the Board may provide. FTIML places all purchase and sale orders with respect to the Allocated Assets. FTIML may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under the New Sub-Advisory Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments FTIML believes are appropriate or desirable in performing its duties under the New Sub-Advisory Agreement.

Management Fees. FAV compensates FTIML for providing investment advisory, research, advice, management, supervision and related services to the Fund. FAV pays FTIML for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, FTIML will pay all expenses incurred by it in connection with the services provided by FTIML under the New Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. FAV and the Fund will be responsible for all of their respective expenses and liabilities.

Brokerage. In performing the services described above, FTIML shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FTIML may, to the extent authorized by law and in accordance with the terms of the Fund’s investment management agreement, prospectus and statement of additional information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or FTIML’s overall responsibilities with respect to accounts managed by FTIML. FTIML may use for the benefit of its other clients any such brokerage and research services that FTIML obtains from brokers or dealers. To the extent authorized by applicable law, FTIML shall not be deemed to have acted unlawfully or to have breached any duty created by the New Sub-Advisory Agreement or otherwise solely by reason of such action.

Continuance. The New Sub-Advisory Agreement will remain in effect for two years after its effective date of July 12, 2025, unless earlier terminated. As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), in accordance with the 1940 Act and any rules, interpretations or orders thereunder.

Termination. The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board upon written notice to FAV and FTIML or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or FTIML upon at least sixty (60) days’ written notice to the other party. The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof and in the event of any termination or assignment of the investment management agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

Standard of Care. Under the New Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement on the part of FTIML, neither FTIML nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the New Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security or investment by the Fund.

Notwithstanding the foregoing, to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by FTIML pursuant to authority delegated to it by FAV, FTIML shall indemnify FAV and each of its affiliates, officers, directors and employees (each, a “Franklin Indemnified Party”) and hold them harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At a meeting held on May 21, 2025 (Meeting), the Board of Trustees (Board) of Franklin Templeton ETF Trust (Trust), including a majority of the trustees who are not “interested persons” as defined in the Investment Company Act of 1940 (Independent Trustees), reviewed and approved: (i) the termination of the existing sub-advisory agreement (Existing Sub-Advisory Agreement) between Franklin Advisers, Inc. (Manager), the Fund’s investment manager, and Martin Currie Inc. (Martin Currie), the Fund’s existing sub-advisor, (ii) the appointment of Franklin Templeton Investment Management Limited (FTIML), an affiliate of the Manager, to replace Martin Currie as sub-advisor to the Fund and (iii) a new investment sub-advisory agreement between FAV and FTIML, on behalf of the Franklin Sustainable International Equity ETF (Fund) for an initial two-year period effective July 12, 2025 (New Sub-Advisory Agreement). The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the New Sub-Advisory Agreement.

The Board reviewed and considered information provided by the Manager at the Meeting with respect to the New Sub-Advisory Agreement. The Board also reviewed and considered the factors it deemed relevant in approving the New Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by FTIML; and (ii) the costs of the services to be provided by FTIML. The Board further reviewed and considered information provided by management showing the expected impact of the termination of Martin Currie and the hiring of FTIML and the New Sub-Advisory Agreement on the Manager’s profitability consistent with the Order (as defined below), noting that because the sub-advisory fees payable by the Manager to FTIML will be the same as the current fees the Manager pays to Martin Currie, there will be no change to the Manager’s profitability as a result of this change. The Board also considered that management proposed that the Board approve the New Sub-Advisory Agreement to enable the Fund’s portfolio management team to remain unchanged following a transition in their employment from Martin Currie to FTIML in light of a realignment of their investment team and the anticipated retiring of the Martin Currie brand. The Board reviewed and further considered the form of the New Sub-Advisory Agreement and the terms of the New Sub-Advisory Agreement, which were discussed at the Meeting, noting that the terms and conditions of the New Sub-Advisory Agreement were substantially similar to the terms and conditions of the Existing Sub-Advisory Agreement as well as the terms and conditions of sub-advisory agreements previously approved by the Board for other recently launched Franklin Templeton (FT) exchange-traded funds sub-advised by FT sub-advisers.

In approving the New Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined, through the exercise of its business judgment, that the termination of the Existing Sub-Advisory Agreement and the hiring of FTIML to replace Martin Currie is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which the Manager or FTIML derives an inappropriate advantage. The Board also determined, through the exercise of its business judgment, that the terms of the New Sub-Advisory Agreement are fair and reasonable. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services

The Board reviewed and considered the information it received regarding the nature, extent and quality of investment management services to be provided by FTIML and currently being provided by the Manager and their affiliates to the Fund and its shareholders. In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to an exemptive order (Order) granted to the Manager by the U.S. Securities and Exchange Commission, whereby the Manager and the Fund may, without shareholder approval, enter into, replace and amend sub-advisory agreements with sub-advisors that are indirect or direct wholly owned subsidiaries of Franklin Resources, Inc. (FRI). In particular, with respect to FTIML, the Board took into account that the Fund’s current portfolio management team will become employees of FTIML upon the realignment of their team. The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by FTIML to the Fund and its shareholders under the New Sub-Advisory Agreement; FTIML’s experience as a manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of FTIML and FTIML’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds. The Board noted the financial position of FRI, the parent of the Manager and FTIML, and its commitment to the registered fund business as evidenced by its continued introduction of new funds, reassessment of fund offerings in response to FT acquisitions and the market environment, as well as its evaluation of ways to incorporate private assets into more traditional investment vehicles. The Board specifically noted FT’s commitment to technological innovation and advancement, including its continued focus on developing potential use cases for tokenization and a blockchain and the use of artificial intelligence tools to help streamline day-to-day tasks.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by FTIML to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of and conclusions made regarding the performance results of the Fund in connection with the May 2025 annual contract renewal (Annual Contract Renewal) of the Fund’s investment management agreement and Existing Sub-Advisory Agreement and at regular Board meetings throughout the year. The Board further noted that there was no performance of FTIML to evaluate with respect to the Fund as FTIML had not yet provided any services to the Fund.

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fees to be charged by FTIML. The Board noted that the investment sub-advisory fees to be paid to FTIML will have no impact on the amount of management fees that are currently paid by the Fund as FTIML will be paid by the Manager out of the unitary management fee that the Manager receives from the Fund. The Board further noted that the allocation of the fees between the Manager and FTIML reflected the services to be provided by FTIML and that the sub-advisory fees to be paid to FTIML are the same as the current fees paid to Martin Currie under the Existing Sub-Advisory Agreement. The Board concluded that the proposed investment sub-advisory fees to be paid to FTIML are reasonable.

Management Profitability and Economies of Scale

The Board noted management’s representation that the Manager’s profitability is not expected to change as a result of the addition of the new services to be provided by FTIML pursuant to the New Sub-Advisory Agreement. The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the investment management agreement with the Manager had not changed as a result of the proposal to approve the New Sub-Advisory Agreement.

Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the New Sub-Advisory Agreement for an initial two-year period effective July 12, 2025.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager

FAV currently serves as the Fund’s investment manager pursuant to an investment management agreement dated June 30, 2022, as further amended, between the Trust, on behalf of the Fund, and FAV (the “Management Agreement”). The

Management Agreement was initially approved by the Board, including the Independent Trustees, on November 19, 2021 and most recently renewed on May 21, 2025. FAV’s principal offices are located at One Franklin Parkway, San Mateo, California 94403-1906. FAV is a wholly owned subsidiary of FRI. Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT FTIML.”

The Trustees who are interested persons of FAV or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by FAV and its affiliates from the Fund.

The Trust employs FAV to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the direction of the Board. Under the Management Agreement, FAV has the authority to make all determinations with respect to the investment of the Fund’s assets and the purchase and sale of its investment securities. FAV also may place orders for the execution of the Fund’s securities transactions. In addition, FAV has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, FAV has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays FAV a unified management fee for managing the Fund’s assets. Pursuant to the investment management agreement approved by the board of trustees, the Fund pays Advisers a unified management fee for managing the Fund’s assets. Advisers reimburses the Fund for all acquired fund fees and expenses (such as those associated with the Fund’s investment in a Franklin Templeton money fund) and pays all of the ordinary operating expenses of the Fund, except for (i) the Fund’s management fee, (ii) payments under the Fund’s Rule 12b-1 plan (if any), (iii) brokerage expenses (including any costs incidental to transactions in portfolio securities or instruments), (iv) taxes, (v) interest (including borrowing costs and dividend expenses on securities sold short and overdraft charges), (vi) litigation expenses (including litigation to which the Trust or the Fund may be a party and indemnification of the trustees and officers with respect thereto), and (vii) other non-routine or extraordinary expenses. The fee is equal to the following annual rate of the average daily net assets of the Fund: 0.59%.

For the fiscal year ended March 31, 2025, the Fund paid FAV an effective management fee of 0.59% of the Fund’s average daily net assets for management services. For the fiscal year ended March 31, 2025, the investment management fees paid by the Fund totaled $181,889 (both before and after acquired fund fees/expenses reimbursed).

FAV, not the Fund, compensates FTIML for sub-advisory services rendered to the Fund out of the unitary management fee paid by the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906. FT Services is an indirect, wholly owned subsidiary of FRI and is an affiliate of FAV and the Fund’s principal underwriter. FAV pays FT Services a monthly fee equal to 105% of the internal costs incurred by FT Services for providing administrative services to the Fund. FAV also reimburses FT Services for fees paid by FT Services to any third-party service provider for sub-administration and other services contemplated by the agreement between FAV and FT Services. The fee is paid by FAV and is not an additional expense of the Fund. The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC, One Franklin Parkway, San Mateo, California

94403-1906. The Board has adopted a plan pursuant to Rule 12b-1 for the Fund that allows the Fund to pay distribution fees of up to 0.25% per year, to those who sell and distribute Fund shares and provide other services to shareholders. However, the Board has determined not to authorize payment of a Rule 12b-1 plan fee at this time and no Rule 12b-1 plan fee is currently charged to the Fund.

The Transfer Agent

The transfer agent and dividend-paying agent for the Fund is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual financial statements or report to shareholders, are available free of charge. To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares of the Fund as of October 3, 2025, are 2,166,807.

Although the Trust does not have information concerning the beneficial ownership of shares held in the names of the Depository Trust Company (DTC) participants, as of October 3, 2025, the name, address and percentage ownership of each DTC participant that owned of record 5% or more of the outstanding shares of the Fund are listed on Exhibit C.

In addition, to the knowledge of the Trust’s management, as of October 3, 2025, no Trustee of the Trust owned 1% or more of the outstanding shares of the Fund. The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of the Fund as of October 3, 2025.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

Comparable Funds Advised or Sub-Advised by FTIML

None

EXHIBIT B

SUB-ADVISORY AGREEMENT

FRANKLIN TEMPLETON ETF TRUST

On behalf of

FRANKLIN SUSTAINABLE INTERNATIONAL EQUITY ETF

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), effective as of July 12, 2025, is made between FRANKLIN ADVISERS, INC., a California corporation (“FAV”), and FRANKLIN TEMPLETON INVESTMENT MANAGEMENT LIMITED, incorporated under the laws of England (“Sub-Adviser”).

WITNESSETH

WHEREAS, FAV and Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and are engaged in the business of supplying investment management services, as an independent contractor; and

WHEREAS, FAV, pursuant to an investment management agreement (“Investment Management Agreement”), has been retained to render investment advisory, management and administrative services to Franklin Sustainable International Equity ETF (formerly named Martin Currie Sustainable International Equity ETF) (the “Fund”), a series of Franklin Templeton ETF Trust (the “Trust”), an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. FAV hereby retains Sub-Adviser, and Sub-Adviser hereby accepts such engagement, to furnish certain investment advisory, research, advice, management, supervision and other related services with respect to the assets of the Fund allocated to the Sub-Adviser, as more fully set forth herein (the “Allocated Assets”).

(a) Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board” or “Trustees”) and to the instructions and supervision of FAV, Sub-Adviser agrees to provide investment advisory, research, advice, management and supervision services and to furnish a continuous investment program for the Allocated Assets and perform such other functions of investment management and supervision as may be directed by the Board. The Sub- Adviser shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets, subject to such direction as the Board may provide.

(b) The Sub-Adviser shall place all purchase and sale orders with respect to the Allocated Assets.

(c) Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, Sub-Adviser shall report daily all transactions effected by Sub-Adviser on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

(d)

(e) For the term of this Agreement, Sub-Adviser shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

(f) In performing its services under this Agreement, Sub-Adviser shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Agreement and Declaration of Trust, and to the investment guidelines most recently established by FAV and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the applicable provisions of the United States Internal Revenue Code of 1986, as amended.

(g) The Sub-Adviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Sub-Adviser believes are appropriate or desirable in performing its duties under this Agreement.

(h) In carrying out its duties hereunder, Sub-Adviser shall comply with all reasonable instructions of the Fund or FAV in connection therewith.

2. In performing the services described above, Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, Sub-Adviser may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or Sub-Adviser’s overall responsibilities with respect to accounts managed by Sub-Adviser. Sub-Adviser may use for the benefit of its other clients any such brokerage and research services that Sub-Adviser obtains from brokers or dealers. To the extent authorized by applicable law, Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

3. (a) FAV shall pay to Sub-Adviser a monthly fee in U.S. dollars equal to 96% of the net investment advisory fee payable by the Fund to FAV (the “Net Investment Advisory Fee”), calculated daily, as compensation for the services rendered and obligations assumed by Sub- Adviser during the preceding month.

For purposes of this Agreement, the Net Investment Advisory Fee payable by the Fund to FAV shall equal (i) total investment management fees payable to FAV, minus any Fund fees and/or expenses paid, waived or reimbursed by FAV, including as part of the Fund’s unitary management fee structure pursuant to the Investment Management Agreement, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC for fund administrative services.

The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by FAV relating to the previous month.

(b) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

4. It is understood that the services provided by Sub-Adviser are not to be deemed exclusive. FAV acknowledges that Sub-Adviser may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”). FAV agrees that Sub-Adviser may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, Sub-Adviser may use information furnished by others to FAV and Sub-Adviser in providing services to such Clients.

5. Sub-Adviser agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and FAV will be responsible for all of their respective expenses and liabilities.

7. Sub-Adviser shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund. Notwithstanding the foregoing, the Sub-Adviser is authorized to give instructions with respect to the Allocated Assets to the custodian of the Fund and any sub-custodian or prime broker as to deliveries of securities and other investments and payments of cash in respect of transactions or cash margin calls for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

8. Sub-Adviser will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9. This Agreement shall become effective as of the date first written above and shall continue in effect for two years. If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, in accordance with the 1940 Act and any rules, interpretations or orders thereunder, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trustees as a whole.

10. (a) Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to FAV and Sub- Adviser, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or Sub-Adviser upon not less than sixty (60) days’ written notice to the other party.

(b) This Agreement shall terminate automatically in the event of any assignment thereof and in the event of any termination or assignment of the Investment Management Agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of Sub-Adviser, neither Sub- Adviser nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or investment by the Fund.

(b) Notwithstanding paragraph 11(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by Sub-Adviser pursuant to authority delegated as described in Paragraph 1(a), Sub-Adviser shall indemnify FAV and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) and hold them harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

(c) No provision of this Agreement shall be construed to protect any director or officer of FAV or Sub-Adviser from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

12. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub- Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. Sub-Adviser further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13. Upon termination of Sub-Adviser’s engagement under this Agreement or at the Fund’s direction, Sub-Adviser shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of Sub-Adviser and relate directly and exclusively to the performance by Sub-Adviser of its obligations under this Agreement; provided, however, that Sub-Adviser shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case Sub-Adviser shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or Sub-Adviser’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.  Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally- recognized overnight delivery service and shall be effective upon receipt. Notices and communications shall be given:

(i) to FAV:

One Franklin Parkway

San Mateo, CA 94403-1906

(ii) to Sub-Adviser:

Cannon Place

78 Cannon Street

London, England EC4N 6HL United Kingdom

16.  This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

17.  Sub-Adviser acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Agreement and Declaration of Trust. Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and that Sub-Adviser shall not seek satisfaction of any such obligation from any shareholders of the Trust; from any trustee, officer, employee or agent of the Trust; or from any other series of the Trust.

18.  Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on July 7, 2025.

FRANKLIN ADVISERS, INC.

By: /s/ Patrick O’Connor

Name: Patrick O’Connor

Title: Senior Vice President

FRANKLIN TEMPLETON INVESTMENT MANAGEMENT LIMITED

By: /s/ Gwen Shaneyfelt

Name: Gwen Shaneyfelt

Title: Director

EXHIBIT C

Depository Trust Company participants that owned of record 5% or more of the outstanding shares of

Franklin Sustainable International Equity ETF as of October 3, 2025

Name and Address of Account	Percentage of Fund (%)

The Northern Trust Company 801 S Canal Chicago, IL 60607	83.81*
JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	5.64

*Shareholders who beneficially own 25% or more of the outstanding shares of the Fund or who are otherwise deemed to “control” the Fund may be able to significantly influence the outcome of matters submitted to a vote of the Fund’s shareholders.

MCSE STMT 10/25